Exhibit 10.2

AIR PRODUCTS AND CHEMICALS, INC.

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

* * * * *

Air Products and Chemicals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Air Products and Chemicals, Inc. be amended by changing the TENTH

Article thereof so that, as amended, said Article shall be and read as follows:

TENTH. Section 1. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed by or in the manner provided in the Bylaws of the Corporation, but not less than five nor more than fifteen.

Section 2. Subject to the rights of the holders of any preferred stock, or series thereof, to elect directors:

(a) From the effective date of this Article TENTH filed with the Secretary of State of the State of Delaware until the election of directors at the Corporation’s annual meeting of stockholders in 2015, pursuant to Section 141(d) of the Delaware General Corporation Law, the Board of Directors shall continue to be divided into three classes of directors, Class I, Class II, and Class III, with the directors in Class I having a term expiring at the Corporation’s annual meeting of stockholders in 2017, the directors in Class II having a term expiring at the Corporation’s annual meeting of stockholders in 2015 and the directors in Class III having a term expiring at the Corporation’s annual meeting of stockholders in 2016, and directors in each class may be removed only for cause in accordance with Section 141(k)(1) of the Delaware General Corporation Law.

Exhibit 10.2

(b) Commencing with the election of directors at the Corporation’s annual meeting of stockholders in 2015, pursuant to Section 141(d) of the Delaware General Corporation Law, the Board of Directors shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the Corporation’s annual meeting of stockholders in 2017 and the directors in Class II having a term that expires at the Corporation’s annual meeting of stockholders in 2016, and directors in each class may be removed only for cause in accordance with Section 141(k)(1) of the Delaware General Corporation Law. The directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2015 were members of Class II (and whose terms expire at the Corporation’s annual meeting of stockholders in 2015) or their successors shall be elected at such annual meeting to Class II; the directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2015, were members of Class III and whose terms were scheduled to expire at the Corporation’s annual meeting of stockholders in 2016 shall be members of Class II; and the directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2015, were members of Class I and whose terms expire at the Corporation’s annual meeting of stockholders in 2017 shall be members of Class I.

(c) Commencing with the election of directors at the Corporation’s annual meeting of stockholders in 2016, pursuant to Section 141(d) of the Delaware General Corporation Law, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the Corporation’s annual meeting of stockholders in 2017, and directors in this class may be removed only for cause in accordance with Section 141(k)(1) of the Delaware General Corporation Law. The directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2016, were members of Class II (and whose terms expire at the Corporation’s annual meeting of stockholders in 2016) or their successors shall be elected at such meeting to Class I for a term that expires at the Corporation’s annual meeting of stockholders in 2017, and the directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2016, were members of Class I and whose terms expire at the Corporation’s annual meeting of stockholders in 2017 shall be members of Class I.

(d) From and after the election of directors at the Corporation’s annual meeting of stockholders in 2017, the Board of Directors shall cease to be classified as provided in Section 141(d) of the Delaware General Corporation Law, and the directors elected at the Corporation’s annual meeting of stockholders in 2017 (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the next annual meeting of stockholders and, from and after the Corporation’s annual meeting of

Exhibit 10.2

stockholders in 2017, may be removed by the stockholders of the Corporation with or without cause. Prior to the Corporation’s annual meeting of stockholders in 2017, and in accordance with Section 141(k)(1) of the Delaware General Corporation Law, the Corporation’s Board of Directors shall be classified as provided in subsection (d) of Section 141 of the Delaware General Corporation Law and directors may be removed by the stockholders of the Corporation only for cause. Each director elected at any annual meeting of stockholders shall hold office until such director’s successor shall have been duly elected and qualified.

Section 3. Any vacancy or newly created directorship on the Board of Directors, whether arising through death, resignation, retirement or removal of a director or through an increase in the number of directors, shall be filled only by a majority vote of all of the remaining directors, even though less than a quorum, or by a sole remaining director.

SECOND: That the stockholders of said corporation, by a vote of stockholders, have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Air Products and Chemicals, Inc. has caused this certificate to be signed by Mary T. Afflerbach, its Corporate Secretary, this 28th day of January, 2014.

By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach Corporate Secretary and Chief Governance Officer